Exhibit 99.1

NRG Energy, Inc. Financial Update

on Winter Storm Uri Impacts

•	Winter Storm Uri expected to have a more significant impact on the Company’s 2021 results

•	Withdrawing prior financial guidance due to current uncertainties

•	Legislative actions and resulting impacts remain uncertain

•	NRG to host conference call at 8:00 a.m. EST

PRINCETON, NJ – March 17, 2021 - NRG Energy, Inc. (NYSE: NRG) today announced the Company is providing an interim financial impact update reflecting the unprecedented effect on the ERCOT system and settlement data from the winter storm. As a result of this new information and the ongoing regulatory uncertainties where the impacts of proposed changes cannot be reasonably estimated, the Company is withdrawing previously announced 2021 financial guidance.

During February 2021, Texas experienced unprecedented cold temperatures for a prolonged duration, resulting in a power emergency situation including power outages and an estimated all-time peak demand of 77 GWs (without load shed). Ahead of the event, NRG launched residential customer communications calling for conservation across all of its brands and initiated demand response programs to curtail customer load across all customer segments (residential, commercial and industrial). The Company also maximized available generating capacity and brought in additional resources to supplement in-state staff with technical and operating experts from the rest of its U.S. fleet.

“Our priority today is both to continue helping our Texas communities recover and working with all necessary stakeholders to improve the resilience of the energy system,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “Based on the new information available to us today, we are unable to provide financial guidance due to the unprecedented and unpredictable market outcomes resulting from winter storm Uri.”

The full financial impact of Winter Storm Uri still remains uncertain as it is subject to recently proposed regulatory changes including repricing, finalizing Commercial and Industrial meter and settlement data, and potential customer and counterparty risk including ERCOTs’ shortfall payments and uplift charges. Based on the information known to date, which is not complete and subject to change, Winter Storm Uri’s financial impact is estimated to be a $750 million loss compared to the prior guidance range provided on March 1, 2021. The impact is driven by the following elements received from ERCOT since NRG’s last earnings call:

▪	Resettlement data

▪	Latest system-wide default of $3.1 billion

▪	Increased uplift charges to load

▪	Ancillary and other estimates including results in other regions

Liquidity and Capital Resources

Table 1: Corporate Liquidity

(In millions)	3/15/21	2/26/21
Cash and Cash Equivalents	$764	$1,923
Restricted Cash	16	12
Total	$780	$1,935
Total credit facility availability	2,479	1,865
Total Liquidity, excluding collateral received	$3,259	$3,800

As of March 15, 2021, NRG had $3.3 billion of liquidity available to continue to support its operations.

2021 Guidance

Given the evolving nature of the impacts regarding the extreme weather event in Texas in February 2021, including the uncertainty related to the financial effects on other operators and a certain number of counterparties as well as the pending and proposed legislative and regulatory responses, it is impossible to predict with precision the cumulative impact of these events on future financial results. As such, NRG is withdrawing its Adjusted EBITDA, Adjusted Cash from Operations and Free Cash Flow before Growth Investments guidance for 2021 previously issued on March 1, 2021.

Capital Allocation Update

The Company remains committed to achieving investment grade credit metrics of 2.50-2.75x net debt to adjusted EBITDA and will continue to work closely with the rating agencies to achieve investment grade credit ratings. In light of this financial update, the Company’s debt reduction program may extend into 2022.

Special Conference Call

On March 17, 2021, NRG will host a conference call at 8:00 a.m. Eastern to discuss this update. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG

At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to millions of customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy.

Forward-Looking Statements

In addition to historical information, the information presented in this presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power markets, changes in government or market regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to achieve our net debt targets our ability to maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete , the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, including Direct Energy, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not a indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could impact NRG’s actual results should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

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